VOTING AGREEMENT

      VOTING AGREEMENT dated October 5, 2001, among certain shareholders of BLIMPIE INTERNATIONAL, INC., a New Jersey corporation (the "Company"), that are parties hereto (each, a "Shareholder" and, collectively, the "Shareholders"), and SANDWICH ACQUISITION CORP., a New Jersey corporation ("Newco").

      WHEREAS, Newco proposes to enter into an Agreement and Plan of Merger dated the date hereof (as amended from time to time, the "Merger Agreement"; capitalized terms being used herein as defined therein unless otherwise defined herein), with the Company, which provides, among other things, that Newco will merge with and into the Company (the "Merger");

      WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner of the number of shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"), set forth on the signature page hereof beneath such Shareholder's name (with respect to each Shareholder, such Shareholder's "Existing Shares" and, together with any shares of Company Common Stock acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Shareholder's "Shares"); and

      WHEREAS, as a condition to the willingness of Newco to enter into the Merger Agreement, Newco has requested that the Shareholders agree, and in order to induce Newco to enter into the Merger Agreement, the Shareholders have agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1
                                VOTING AGREEMENT

      Section 1.1 Voting Agreement. Each Shareholder, severally and not jointly, hereby agrees that, from and after the date hereof and until this Agreement shall have been terminated in accordance with Article 5 hereof, at any meeting of the Shareholders of the Company, however called, and in any action by consent of the Shareholders of the Company, such Shareholder will vote (or cause to be voted) such Shareholder's Shares: (a) in favor of the approval and adoption of the Merger Agreement, the Merger and all the transactions contemplated by the Merger Agreement and this Agreement and otherwise in such manner as may be necessary to consummate the Merger; (b) except as otherwise agreed to in writing in advance by Newco, against any action, proposal, agreement or transaction that would result in a breach of any covenant, obligation, agreement, representation or warranty of the Company contained in the Merger Agreement (whether or not theretofore terminated) or of the Shareholder contained in this Agreement; and
(c) against any action, proposal, agreement or transaction that could result in any of the conditions to the Company's obligations under the Merger Agreement (whether or not theretofore terminated) not being fulfilled or that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the Merger Agreement (whether or not theretofore terminated), the Merger or this Agreement, including, but not limited to, any Acquisition Proposal (as such term is defined in the Merger Agreement). Such Shareholder shall not enter into any agreement or understanding with any person or entity to vote such Shareholder's shares or give instructions in any manner inconsistent with this Section 1.1. The Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

      Section 1.2 Irrevocable Proxy. If any Shareholder fails to comply with the provisions of

Section 1.1 (as determined by Newco in its sole discretion), such Shareholder hereby agrees that such failure shall result, without any further action by such Shareholder, in the irrevocable appointment of Newco, and each of its officers, as such Shareholder's attorney and proxy, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to such Shareholder's Shares at any meeting of Shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1.1. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM A SHAREHOLDER MAY TRANSFER ANY OF HIS SHARES IN BREACH OF THIS AGREEMENT. Each Shareholder hereby revokes all other proxies and powers of attorney with respect to such Shareholder's Shares that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by any Shareholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any Shareholder and any obligation of the Shareholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Shareholder.

                                   ARTICLE 2
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder, severally and not jointly, hereby represents and warrants to Newco in respect of such Shareholder as follows:

      Section 2.2 Authority Relative to This Agreement. Such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform such Shareholders' obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

      Section 2.3 No Conflict.

            (a) The execution and delivery of this Agreement by such Shareholder do not, and the performance of this Agreement by such Shareholder shall not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Shareholder or by which the Shares owned by such Shareholder are bound or affected or (ii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by such Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares owned by such Shareholder are bound or affected.

            (b) The execution and delivery of this Agreement by such Shareholder do not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, domestic or foreign, except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended.

      Section 2.4 Title to the Shares. Such Shareholder is the record and beneficial owner of the number of shares of Company Common Stock set forth beneath such Shareholder's name on the signature page hereof. Such Shares are all the securities of the Company owned, either of record or beneficially, by such Shareholder. The Shares owned by such Shareholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Shareholder's voting rights, charges and other encumbrances of any nature whatsoever. Except as provided in this Agreement, such Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by such Shareholder.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF NEWCO

      Newco hereby represents and warrants to each Shareholder as follows:

      Section 3.1 Due Organization, Etc. Newco is a corporation duly organized and validly existing under the laws of the State of New Jersey. Newco has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Newco have been duly authorized by all necessary corporate action on the part of Newco. This Agreement has been duly executed and delivered by Newco and, assuming its due authorization, execution and delivery by the Shareholders, constitutes a legal, valid and binding obligation of Newco, enforceable against Newco in accordance with its terms.

      Section 3.2 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Newco do not, and the performance of this Agreement by Newco will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Newco, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Newco or by which Newco or any of its properties is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under or pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Newco is a party or by which it or any of its properties is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by Newco of its obligations under this Agreement.

            (b) The execution and delivery of this Agreement by Newco do not, and the performance of this Agreement by Newco will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by Newco of its obligations under this Agreement.

                                   ARTICLE 4
                          COVENANTS OF THE SHAREHOLDERS

      Section 4.2 No Disposition or Encumbrance of Shares. Each Shareholder, severally and not jointly, hereby agrees that, except as contemplated by this Agreement, such Shareholder shall not (i) sell, transfer, tender, assign, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Shareholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to, any of such Shareholder's Shares (or agree or consent to, or offer to do, any of the foregoing), (ii) take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Shareholder from performing his or her obligations or, (iii) directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

      Section 4.3 No Solicitation of Transactions. Each Shareholder, severally and not jointly, agrees that between (x) the thirty-day anniversary of the date of this Agreement and (y) the earlier of the effective time of the Merger or the date of termination of the Merger Agreement, such Shareholder will not (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any person constituting an Acquisition Proposal, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person to make an Acquisition Proposal. On the thirty-day anniversary of the date of this Agreement, each Shareholder immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing; provided, that, the Shareholders shall not be prohibited from maintaining or continuing discussions or negotiations with any party that has expressed an interest in making or submitting an Acquisition Proposal (whether orally or in writing) prior to the thirty-day anniversary of the date of this Agreement. Each Shareholder shall notify Newco promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made (in each case, if it occurs after the thirty-day anniversary of the date of this Agreement) and shall, in any such notice to Newco, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

      Section 4.4 Regulatory and Other Authorizations; Notices and Consents. Each Shareholder, severally and not jointly, agrees to use his reasonable best efforts to obtain (or cause the Company and its subsidiaries to obtain) all authorizations, consents, orders and approvals of all governmental authorities and officials that may be or become necessary for the execution and delivery of, and the performance of his obligations pursuant to, this Agreement and will cooperate fully with Newco in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                                   ARTICLE 5
                                   TERMINATION

      Section 5.1 Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earliest of: (a) the effective time of the Merger; (b) the date of termination of the Merger Agreement in accordance with its terms; and (c) by the written mutual consent of the parties hereto. Nothing in this Section 5.1 shall relieve any party of liability for any breach of this Agreement.

                                   ARTICLE 6
                                  MISCELLANEOUS

      Section 6.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

      Section 6.2 Further Assurances. Each Shareholder and Newco will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

      Section 6.3 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

      Section 6.4 Entire Agreement. This Agreement constitutes the entire agreement between Newco and the Shareholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Newco and the Shareholders with respect to the subject matter hereof.

      Section 6.5 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

      Section 6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court.

      Section 6.7 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

      Section 6.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by a nationally recognized overnight courier service, such as Federal Express, to the respective parties at the following addresses or sent by electronic transmission to the fax number specified below, with a confirming copy mailed or delivered (or at such other address or fax number of a party as shall be specified by such party by like notice):

            (a)   if to any Shareholder, addressed to such Shareholder:

                  c/o Blimpie International, Inc.
                  740 Broadway, 12th Floor
                  New York, New York 10003
                  Attention: Chief Executive Officer

                  Fax: (212) 995-2560

                  with a copy to:

                  Hall Dickler Kent Goldstein & Wood, LLP
                  909 Third Avenue
                  New York, New York 10022
                  Attention: Steven D. Dreyer, Esq.
                  Fax: (212) 935-3121

            (b) if to Newco:

                  Sandwich Acquisition Corporation
                  c/o Smith, Gambrell & Russell, LLP
                  Suite 3100, Promenade II
                  1230 Peachtree Street, N.E.
                  Atlanta, Georgia 30309-3592
                  Attention: Jay Schwartz, Esq.
                  Fax: (404) 685-6932

      Section 6.9 Public Announcements. Except as may be required by applicable law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

      Section 6.10 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 6.11 Assignment. This Agreement may not be assigned by operation of law or otherwise without, in the case of an assignment by Newco, the written consent of each Shareholder (which consent may be granted or withheld in the sole discretion of any Shareholder), and in the case of an assignment by any Shareholder, the written consent of Newco (which consent may be granted or withheld in the sole discretion of Newco), except that Newco may assign this Agreement to any direct or indirect wholly-owned subsidiary of Newco without the consent of any Shareholder, provided that no such assignment shall relieve Newco of its obligations hereunder if such assignee does not perform such obligations.

      Section 6.12 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          [the balance of this page has been left blank intentionally]

      Section 6.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                       _________________________________________
                                       Name: Patrick Pompeo
                                       Shares of Company Common Stock: 398,637

                                       _________________________________________
                                       Shares of Company Common Stock: 431,908

                                       _________________________________________
                                       Name: Joseph Conza
                                       Shares of Company Common Stock: 46,580

                                       _________________________________________
                                       Name: Anthony Conza
                                       Shares of Company Common Stock: 2,947,942

                                       _________________________________________
                                       Name: David Siegel
                                       Shares of Company Common Stock: 1,483,875


                                       SANDWICH ACQUISITION CORPORATION

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________